UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2013

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As described in the Current Report on Form 8-K Emerald Oil, Inc., a Montana corporation (the “Company”), filed on September 23, 2013, the Company entered into a securities purchase agreement (the “Purchase Agreement”) on September 23, 2013 with WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”). The Company and the Investors consummated the transactions contemplated by the Purchase Agreement on October 17, 2013. At the closing, the Company issued to the Investors 5,092,852 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in exchange for approximately $32.5 million.

At the closing, the Company and the Investors entered into Amendment No. 2 (the “Registration Rights Amendment”) to the Registration Rights Agreement by and between the Company and the Investors dated February 19, 2013, and Amendment No. 1 thereto, dated June 4, 2013. The Purchase Agreement contained customary representations, warranties and covenants between the parties. The Company has also agreed to indemnify the Investors for breaches of the transaction documents, subject to certain negotiated limitations, and to reimburse the Investors for up to $25,000 of expenses in connection with the Investment.

The issuance of the Common Stock was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Each Investor represented in the Purchase Agreement that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that such Investor acquired the Common Stock for its own account for investment purposes and not with a view to or for reselling or distributing such Common Stock or any part thereof. In addition, each Investor agreed that it would not sell or otherwise dispose of all or any part of the Common Stock except pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with all applicable federal and state securities laws.

A description of the Purchase Agreement is set forth in our Current Report on Form 8-K filed on September 23, 2013, which description is incorporated herein by reference.

The foregoing description of the Registration Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is attached as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 above relating to the sale of the Common Stock to the Investor is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On October 17, 2013, the Company issued a press release entitled “Emerald Oil, Inc. Announces Completion of Private Placement.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description
10.1	Amendment No. 2 to the Registration Rights Agreement, dated October 17, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
99.1	Press release dated October 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.
By: /s/ Paul Wiesner Paul Wiesner Chief Financial Officer

Date: October 17, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description
10.1	Amendment No. 2 to the Registration Rights Agreement, dated October 17, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
99.1	Press release dated October 17, 2013.